Exhibit 10.1

HEMPTOWN USA

LICENSING AGREEMENT

This LICENSING AGREEMENT (“Agreement”) dated December 10, 2020 is entered into by and between HEMPTOWN ORGANICS CORP., a British Columbia corporation (“Licensor”), and HT Naturals Inc., a Delaware Corporation (“Licensee”). Licensor is engaged in the production and sale of industrial hemp biomass, hemp flower and hemp-derived CBD and CBG isolates and distillates, and finished products (“Material”) and owns intellectual property, including brands and pending trademarks, as well as other intangible assets. Licensee and Licensor are referred to each as a “Party” and collectively as the “Parties.”

1.	LICENSE GRANT

The Licensor grants the Licensee a perpetual, exclusive, non-transferable, license to:

(a)	the “Hemptown” and “Hemptown USA” brand, logo, pending trademark, and likeness (the “Hemptown Brand”);

(b)	the right to post content, subject to the Licensor’s approval, to the “Hemptown USA” social media accounts;

(c)	the right to alter and modify the Hemptown Brand in use, subject to Licensor approval;

(d)	the right to use any Licensor proprietary technology related to smokeable products, royalty free;

(e)	the right to use the Hemptown Brand on products, advertising, and any other use cases.

2.	FAVORED NATIONS PRICING

The Licensor will grant the Licensee:

(a)	“Favored Nations” pricing on all Material produced by the Licensee.

3.	SCOPE OF ENGAGEMENT

(a)	Licensee may not enter into any definitive agreement on behalf of Licensor.

4.	NON-EXCLUSIVITY

This Agreement is not an exclusive arrangement, and Licensee is free to engage other persons or entities for the same or similar services outlined in this Agreement.

5.	LICENSE FEE

(a)	Fee. In return for issuance of the License, the Licensee shall issue 40,000,000 common shares of the Licensee at time of execution of this Agreement (the “License Fee”).

6.	TERM; TERMINATION; SURVIVAL

(a)	Term. The Term of this agreement does not expire.

7.	ANNOUNCEMENTS

After the execution of this Agreement, Licensee may place customary advertisements and announcements, at its own expense, in newspapers and media describing its role as Licensee. Licensee may announce the Transaction in any press release or other public announcement.

8.	INDEMNIFICATION

Licensee shall indemnify, defend, and hold harmless Licensor from and against any and all claims, liabilities, losses, expenses, including reasonable attorneys’ fees, or damages with respect to any action, proceeding, claim, or liability arising out of, related to, in connection with, or resulting from, in whole or in part, the engagement under this Agreement, including arising as a result of Agent’s services.

9.	CONFIDENTIALITY

This engagement will be subject to the Confidentiality Agreement dated December 11, 2020 between Licensee and Licensor.

10.	NO THIRD PARTY BENEFICIARIES

The services provided by Licensee are solely for the benefit of Licensor in connection with the Transaction, and this Agreement does not confer any rights upon any other person.

11.	SEVERABILITY

If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining terms and provisions of this Agreement will remain in full force and will in no way be affected or impaired thereby.

12.	GOVERNING LAW

This Agreement is governed by and construed in accordance with the laws of the Province of British Columbia, without regard to principles of conflicts of law.

13.	ASSIGNMENT; AMENDMENT

This Agreement may not be assigned by either Licensee or Licensor without the prior written consent of the other Party; any attempted assignment of this Agreement made without such consent is void and has no effect. All rights and obligations under this Agreement are binding on and inure to the benefit of Licensee and Licensor and their respective successors, heirs, personal representatives, and permitted assigns. This Agreement may be amended only by a written document signed by the Parties.

14.	ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties with respect to the subject matter contained in this Agreement and all prior negotiations and agreements are merged herein.

15.	NOTICES

All notices or other communications required or permitted by this Agreement must be in writing, must be delivered to the Parties at the addresses set forth on the signature page, or any other address that a Party may designate by written notice to the other Party, and are considered delivered: (a) upon actual receipt if delivered personally, by email, fax, or by a nationally recognized overnight delivery service; or (b) at the end of the third business day after the date of deposit, if deposited in the United States mail, postage pre-paid, certified, return receipt requested.

16.	COUNTERPARTS

This Agreement may be signed in counterparts. An email or fax transmission of a signature page will be considered an original. Upon request, a Party will confirm an email or fax transmitted signature page by delivering an original signature page.

Effective Date: December 10, 2020

Licensor:	Licensee:

HEMPTOWN ORGANICS CORP.	HT NATURALS INC.

/s/ Michael Townsend	/s/ Zayn Kalyan
By: Michael Townsend, Director & President	By: Zayn Kalyan, Director & President

Address:	Address:

#750 – 1095 West Pender Street Vancouver, BC V6E 2M6	8605 Santa Monica Blvd, West Hollywood, CA 90069, United States

Attn: Michael Townsend	Attn: Zayn Kalyan

Email: mdt@hemptownusa.com	Email: zayn@hemptownusa.com